Exhibit 32.2
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report on Form 10-Q of Big 5 Sporting Goods Corporation (the “Company”) for the period ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Barry D. Emerson, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry D. Emerson Barry D. Emerson
Senior Vice President, Chief Financial Officer and Treasurer
November 2, 2007
A signed original of this written statement required by Section 906 has been provided to Big 5 Sporting Goods Corporation and will be retained by Big 5 Sporting Goods Corporation and furnished to the Securities and Exchange Commission or its staff upon request.